Exhibit 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C.
SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-
OXLEY ACT OF 2002
In connection with the Annual Report on Form 10-K of Inter-Atlantic Financial, Inc. (the “Company”) for the fiscal year ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Chief Financial Officer of the Company hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that based on his knowledge:
(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: March 25, 2009

/s/ D. James Daras
D. James Daras
Chief Financial Officer (Principal Financial Officer)